23.1 (3)    Consent Capraro, Centofranchi, Kramer & Co, P.C, Independent Auditor


Capraro, Centofranchi, Kramer & Co, P.C



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Panama Industries, Ltd.


         We hereby consent to the use in the Registration Statement on Form SB-2 of our report dated December 12, 2000, relating to the audited financial statements of Panama Industries, Ltd. and any reference to me under the caption "Experts" in the Registration Statement.


/s/ Capraro, Centofranchi, Kramer & Co, P.C.
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Capraro, Centofranchi, Kramer & Co, P.C.
South Huntington, New York
Certified Public Accountant
October 4, 2001